                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY

                      UNDER THE TRUST INDENTURE ACT OF 1939

                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(B)(2)

                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
               (Exact name of trustee as specified in its charter)

                                                13-3347003
                                                (I.R.S. Employer
                                                Identification No.)

300 SOUTH GRAND AVENUE
LOS ANGELES, CALIFORNIA  90071                  92705
(Address of principal executive offices)        (Zip Code)


                    Bankers Trust Company of California, N.A.
                         Part of the Deutsche Bank Group
                           1761 East St. Andrew Place
                               Santa Ana, CA 92705
            Attn: Judy Gomez, Assistant Vice President (714) 247-6255
            (Name, address and telephone number of agent for service)



                         SPECIALTY MORTGAGE TRUST, INC.
               (Exact name of obligor as specified in its charter)

         Maryland
(State or other jurisdiction of             (I.R.S. employer identification
incorporation or organization)              number)

6160 Plumas Street
Reno, Nevada                                        89509
(Address of Principal Executive Offices)            (Zip Code)

                         SPECIALTY MORTGAGE TRUST, INC.
       (Exact name of sponsor of the obligor as specified in its charter)

         Maryland
(State or other jurisdiction of                     (I.R.S. employer
incorporation or organization)                      identification number)

6160 Plumas Street                                  89509
Reno, Nevada                                        (Zip Code)
(Address of Principal Executive Offices)


                         COLLATERALIZED INVESTMENT NOTES
                         (Title of Indenture Securities)

ITEM 1.  GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISION AUTHORITY TO WHICH IT IS SUBJECT.

                 Comptroller of the Currency, Washington, D. C.; Federal Deposit Insurance Corporation, Washington, D. C.; The Board of Governors of the Federal Reserve System, Washington, D. C..

         (b)     WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                 The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.

         2. A copy of the certificates of authority of the trustee to commence business.

         3. A copy of the authorization of the trustee to exercise corporate trust powers.

         4.     A copy of the existing by-laws of the trustee.

         5.     Not applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.     Not applicable.

         9.     Not applicable.

                                                                  EXHIBIT 25.1

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company of California, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Santa Ana, and State of California, on the 30th day of October, 2000.


                                            Bankers Trust Company of
                                            California, N.A.


                                            By:
                                            Name:   Judy L. Gomez
                                            Title:  Assistant Vice President

                                    EXHIBIT 1


                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.

                                   CERTIFICATE


I, Judy L. Gomez, do hereby certify that:

        1. I am the duly elected Assistant Vice President of Bankers Trust Company of California, N.A. (the "Association").

        2. Attached hereto as Exhibit A is a true copy of the Articles of Association of BT Trust Company of California, National Association, as filed with the Comptroller of the Currency, Northeastern District, on February 13, 1986 (the "Articles of Association").

        3. On March 16, 1987, at a special meeting of the Shareholders of BT Trust Company of California, National Association, the following resolution and amendment to Article FIRST of the Articles of Association was adopted:

        RESOLVED, that the amendment of the First Article of Association is hereby approved, shall be effective immediately, and shall read as follows:

        FIRST: The title of this Association
        shall be "Bankers Trust Company of
        California, National Association".

        The foregoing amendment to the Articles of Association was duly approved by the Board of Directors of Bankers Trust Company of California, N.A. on March 16, 1987.

        4. Attached hereto as Exhibit B is a copy of the approval of the resolution and amendment to Article FIRST of the Articles of Association.

        5. On January 17, 1992, at a special meeting of the Shareholders of Bankers Trust Company of California, National Association, the following resolution and amendment to Article FIFTH of the Articles of Association was adopted:

        RESOLVED, that Bankers Trust Holding,
        Inc., the sole shareholder of Bankers
        Trust Company of California, N.A.
        ("BTCal"), hereby approves of the
        amendment to the first paragraph of
        Article FIFTH of the Articles of
        Association of BTCal, to read as follows:

        The authorized amount of capital stock of this Association shall be 500,000 shares of common stock of the par value of One
        Hundred Dollars and no cents ($100.00)
        each; but said
        capital stock may be increased or
        decreased from time to time, in accordance with the provisions of the laws of the United States.

The foregoing amendment of the Articles of Association was duly approved by the Board of Directors of Bankers Trust Company of California, N.A. on January 7, 1992.

        6. Attached hereto as Exhibit C is a copy of the official certification of the approval of the Office of the Comptroller of the Currency with respect to said amendment to Article FIFTH of the Articles of Association.

        7. The Association's Articles of Association, as amended, have not been modified or rescinded and are in full force and effect as of the date hereof.

        IN WITNESS WHEREOF, I have set my hand and the seal of this Association this 14th day of May, 1999.




                                            /s/ Judy L. Gomez
                                            Judy L. Gomez
                                            Assistant Vice President

                                    EXHIBIT A


              BT TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION

                             ARTICLES OF ASSOCIATION



        For the purpose of organizing an association to carry on the business of a limited purpose trust company under the laws of the United States, the undersigned do enter into the following articles of association:

        FIRST: The title of this Association shall be "BT Trust Company of California, National Association".

        SECOND: The main office of the Association shall be in the City of Los Angeles, County of Los Angeles, State of California. The general business of the Association shall be conducted at its main office and its branches.

        THIRD: The Board of Directors of this Association shall consist of not less than five nor more than twenty- five shareholders, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each director, during the full term of his or her directorship, shall own a minimum of $1,000 aggregate par value of stock of this association or a minimum par market value or equity interest of $1,000 of stock in the bank holding company controlling this association. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for may reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

        FOURTH: The annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on the day of each year specified therefor in the By-Laws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

        Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Association that will be voted for each proposed nominee; (d) the name and Residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Association owned by the notifying shareholder. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

        FIFTH: The authorized amount of capital stock of this Association shall be 5,000 shares of common stock of the par value of One Hundred Dollars and no cents ($100.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

        No holder of shares of the capital stock of any class of the Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued, or sold, nor any right of subscription thereto other than such, if any, as the Board of Directors, in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

        If the capital stock is increased by a stock dividend, each share holder shall be entitled to his/her proportionate amount of such increase in accordance with the number of shares of capital sock owned by him/her at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.

        The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

        SIXTH: The Board of Directors (a majority of whom shall be a quorum to do business) shall appoint one of its members to be President of the Association who shall hold office (unless he shall become disqualified or be sooner removed by a two-thirds vote of the members of the Board) for the term for which he was elected a Director. The Board of Directors may appoint one of its members to be Chairperson of the Board, who shall perform such duties as may be designated by it. The Board of Directors shall have power to appoint one or more Vice-Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of the Association.

        The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all by-laws that it may be lawful for them to make and generally do and perform all acts that it may be legal for a board of directors to do and perform.

        SEVENTH: The Board of Directors shall have the power to change the location of the main office of the Association to any other place within the limit of the City of Los Angeles, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

        EIGHTH: The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

        NINTH: The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than 25 percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at her/her address as shown upon the books of the Association.

        TENTH: Any person, his/her heirs, executors or administrators, may be indemnified or reimbursed by the Association for liability and reasonable expenses (including amounts paid in settlement or in satisfaction of judgments or as fines or penalties) actually incurred in connection with any claim, action, suit, or proceeding, civil or criminal, whether or not by or in the right of the Association, in which he/she or they shall be involved or threatened to be involved by reason of he/her being or having been a director, officer, or employee of the Association or of any firm, corporation, or organization which he/she serves or has served in any such capacity at the specific request of the Association (provided he/she so served at the specific request of the Association in writing signed by the Chairperson of the Board or the President and specifically referring to this Article Tenth); provided, however, that no person shall be so indemnified or reimbursed (1) in relation to any matter in an action, suit or proceeding as to which he/she shall finally be adjudged to have been guilty of, or liable for, willful misconduct, gross neglect of duty or criminal acts in the performance of his/her duties to the Association or such firm, corporation or organization; or (2) in relation to any matter in a claim, action, suit or proceeding which has been made the subject of a settlement except with the approval of (a) a court of competent jurisdiction,
(b) the Board of Directors, acting by vote of Directors not parties to the same or substantially the same action, suit or proceeding, constituting a majority of the whole number of the Directors, or (c) the shareholders, acting by vote of a majority of the outstanding shares of capital stock; and provided further that, in the case of persons serving another firm, corporation or organization at the request of the Association, the indemnity provided in this Article Tenth shall apply only if and to the extent that, after making such efforts as the Board of Directors or shareholders shall deem adequate under the circumstances, such person shall be unable to obtain indemnification from such firm, corporation or organization. The foregoing provisions for indemnification or reimbursement shall not be exclusive of other rights to which such person, his/her heirs, executors or administrators, may be entitled by contract or otherwise. Unless the context clearly requires otherwise, the term "the Association" as used in this Article shall include any predecessor corporation.

        The Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

        ELEVENTH: The powers of the Association shall be limited to conducting the business of a trust company under a national bank charter, and no amendment to such powers may be made without the prior approval of the Comptroller of the Currency.

        TWELFTH: These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of the Association, voting in person or by proxy, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

        IN WITNESS WHEREOF, we have hereunto set our hands on this the date appearing opposite our names.



/s/ Peter E. Lengyel                                    10/7/85
Peter E. Lengyel                                        date

/s/ Harold K. Atkins                                    10/7/85
Harold K. Atkins                                        date

/s/ John L. Murphy                                      10/7/85
John L. Murphy                                          date

/s/ Allan C. Martin                                     10/7/85
Allan C. Martin                                         date

/s/ Rein Lumi                                           10/7/85
Rein Lumi                                               date

/s/ Gerard P. Hourihan                                  10/7/85
Gerard P. Hourihan                                      date

State of New York
County of New York

Before the undersigned, a Notary Public of the State of New York personally appeared Peter E. Lengyel, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

Witness my hand and seal of office this 7 day of October, 1985.

/s/ David Abramson
Notary Public

DAVID ABRAMSON
Notary Public, State of New York
No. 60-0007785
Commission Expires March 30, 1987





State of New York
County of New York

Before the undersigned, a Notary Public of the State of New York personally appeared John L. Murphy, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

Witness my hand and seal of office this 7 day of October, 1985.

/s/ David Abramson
Notary Public

DAVID ABRAMSON
Notary Public, State of New York
No. 60-0007785
Commission Expires March 30, 1987

State of New York
County of New York

Before the undersigned, a Notary Public of the State of New York personally appeared Harold K. Atkins, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

Witness my hand and seal of office this 7 day of October, 1985.

/s/ David Abramson
Notary Public

DAVID ABRAMSON
Notary Public, State of New York
No. 60-0007785
Commission Expires March 30, 1987





State of New York
County of New York

Before the undersigned, a Notary Public of the State of New York personally appeared Allan C. Martin, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

Witness my hand and seal of office this 7 day of October, 1985.

/s/ David Abramson
Notary Public

DAVID ABRAMSON
Notary Public, State of New York
No. 60-0007785
Commission Expires March 30, 1987

State of New York
County of New York

Before the undersigned, a Notary Public of the State of New York personally appeared Rein Lumi, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

Witness my hand and seal of office this 7 day of October, 1985.

/s/ David Abramson
Notary Public

DAVID ABRAMSON
Notary Public, State of New York
No. 60-0007785
Commission Expires March 30, 1987





State of New York
County of New York

Before the undersigned, a Notary Public of the State of New York personally appeared Gerard P. Hourihan, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

Witness my hand and seal of office this 7 day of October, 1985.

/s/ David Abramson
Notary Public

DAVID ABRAMSON
Notary Public, State of New York
No. 60-0007785
Commission Expires March 30, 1987

                                    EXHIBIT B


                      BT TRUST COMPANY OF CALIFORNIA, N.A.

                             ARTICLES OF ASSOCIATION

                                 AMENDMENT NO. 1



        The undersigned, being a majority of the stockholders of the Association, hereby agree to and approve of the amendment of the First Article of Association to read as follows:

        FIRST: The title of this Association shall be "Bankers Trust Company of California, National Association." And to be effective as of the 16th day of March, 1987.

Dated:  16th March, 1987


BANKERS TRUST NEW YORK CORPORATION

By: /s/ Richard S. Denny
Richard S. Denny, Secretary

                                    EXHIBIT C


Comptroller of the Currency
Administrator of National Banks

Western District Office
50 Fremont Street, Suite 3900
San Francisco, CA 94105-2292
(415) 545-5900

February 5, 1992                                       Charter No. 18608


Mr. David Abramson, Secretary
Bankers Trust Company of California, N.A.
280 Park Avenue
New York, New York  10017

Re:  Capital Change Control No. 92-WE-12-066

Dear Mr. Abramson:

        This is in response to your letter of notification dated January 29, 1992, concerning the issuance of $49,500, 000.00 of common stock.

        This letter is the official certification of the approval of the Office of the Comptroller of the Currency given to Bankers Trust Company of California, N.A., Los Angeles, California, to increase its common stock from $500,000 to $50,000,000. This issuance may be considered effective on January 22, 1992.



                                            Very truly yours,


                                            JOHN C. BEERS
                                            Acting Director for Analysis
                                            Western District

cc:  Mr. R. Brent Faye
Lillick & Charles
Two Embarcadero Center
San Francisco, CA  94111-3996

                                    EXHIBIT 2


Comptroller of the Currency
Administrator of National Banks

Washington, D.C.  20219


                                   CERTIFICATE


        I, John D. Hawke, Jr. Comptroller of the Currency, do hereby certify that:

        1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

        2. "Bankers Trust Company of California, National Association," Los Angeles, California, (Charter No. 18608) is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise Fiduciary Powers on the date of this Certificate.

IN TESTIMONY WHEREOF, I have
hereunto subscribed my name and caused
my seal of office to be affixed to these presents at the Treasury Department in the City of Washington and District of Columbia, this 3rd day of October 2000.


                                            /s/ John D. Hawke, Jr.

                                            Comptroller of the Currency

                                    EXHIBIT 3


Comptroller of the Currency
Administrator of National Banks

Washington, D.C.  20219


                        Certificate of Fiduciary Powers


        I, John D. Hawke, Jr., Comptroller of the Currency, do hereby certify that:

        1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

        2. "Bankers Trust Company of California, National Association," Los Angeles, California, (Charter No. 18608), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 U.S.C. 92a, and that the authority so granted remains in full force and effect on the date of this Certificate.


IN TESTIMONY WHEREOF, I have hereunto
subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department in the City of Washington and District of Columbia, this 3rd day of October 2000.


                                            /s/ John D. Hawke, Jr.
                                            Comptroller of the Currency

                                    EXHIBIT 4


                                   CERTIFICATE


I, Judy Gomez, do hereby certify that:

        1. I am Assistant Secretary of BANKERS TRUST COMPANY OF CALIFORNIA, N.A. (formerly known as BT trust Company of California, National Association), a corporation duly organized and validly existing under the laws of the United State of America (the "Company");

        2. Attached hereto is a true, correct and complete copy of the By-Laws of the Company as in effect on the date hereof.


        IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of BANKERS TRUST COMPANY OF CALIFORNIA, N.A. this 14th day of May, 1999.






                                            /s/ Judy L. Gomez
                                            Assistant Secretary

               BANKERS TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION

                                     BY-LAWS


                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS


        Section 1.1. Annual Meeting. The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting, shall be held at the Main Office of the Association, 400 South Hope Street, Los Angeles, California or such other places as the Board of Directors may designate, at 11 a.m. on the third Wednesday of March of each year. Notice of such meeting shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the Association. If, for any cause, an election of directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

        Section 1.2. Special Meetings. Except as otherwise specifically provided by statue, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any one or more shareholders owning, in the aggregate, not less than twenty five percent (25%) of the stock of the Association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the Association a notice stating the purpose of the meeting.

        Section 1.3. Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Bank and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b)the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the Chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

        Section 1.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

        Section 1.5 Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; and less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                                   ARTICLE II
                                    DIRECTORS

        Section 2.1. Board of Directors. The board of directors(hereinafter referred to as the "Board"), shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board.

        Section 2.2. Number. The Board shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which; (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; and (ii) to a number which exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

        Section 2.3 Organization Meeting. The Secretary, upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the Main Office of the Association for the purpose of organizing the new Board and electing and appointing officers of the Association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at any time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

        Section 2.4. Regular Meetings. Regular Meetings of the Board of Directors shall be held from time to time, at such time as may be designated from time to time by the Board of Directors and communicated to all directors. Such meetings shall be held in the Main Office of the Association, subject to the provisions of Section 2.6 below, and at least one such meeting shall be held during any two consecutive calendar months.

        Section 2.5 Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson or President of the Association, or at the request of two or more directors. Each member of the Board of Directors shall be given notice stating the time and place, by telegram, letter, or in person, of each such special meeting.

        Section 2.6 Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time , and the meeting may be held, as adjourned, without further notice. Any one or more directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such a meeting. The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board except as may be otherwise provided by statute or the By-Laws.

        Section 2.7. Vacancies. When any vacancy occurs among the directors, the remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for the purpose.

                                   ARTICLE III
                             COMMITTEES OF THE BOARD

        Section 3.1. Examining Committee. There shall be an Examining Committee appointed annually by the Board which shall consist of two directors, who are not also officers of the Association, one of whom shall be designated by the Board as the Chairperson thereof. Such Committee shall conduct the annual directors' examination of the Association as required by the Comptroller of the Currency; shall review the reports of all examinations made of the Association by public authorities and report thereon to the Board; and shall report to the Board such other matters as it deems advisable with respect to the Association, its various departments and the conduct of its operations.

        In the performance of its duties, the Examining Committee may employ or retain, from time to time, expert assistants, independent of the officers or personnel of the Association, to make such studies of the Association's assets and liabilities as the Committee may request and to make an examination of the accounting and auditing methods of the Association and its system of internal protective controls to the extent considered necessary or advisable in order to determine that the operations of the Association, including its fiduciary department, are being audited by the Auditor in such a manner as to provide prudent and adequate protection. The Committee also may direct the Auditor to make such investigation as it deems necessary or advisable with respect to the Association, its various departments and the conduct of its operations. The Committee shall hold regular quarterly meetings and during the intervals thereof shall meet at other times on call of the Chairperson.

        Section 3.2. Investment Committee. There shall be an investment committee composed of two directors, appointed by the board annually or more often. The investment committee shall have the power to insure adherence to the investment policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investment and to exercise, when the board is not In session, all other powers of the Board regarding investment securities that may be lawfully delegated. The investment committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the board with respect thereto shall be entered in the minutes of the Board.

        Section 3.3. Other Committees. The Board of Directors may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine.

                                   ARTICLE IV
                             OFFICERS AND EMPLOYEES

        Section 4.1. Chairperson of the Board. The Board of Directors shall appoint one of its members to be Chairperson of the Board to serve at the pleasure of the Board. Such person shall preside at all meetings of the Board of Directors. The Chairperson of the Board shall supervise the carrying out of the policies adopted or approved by the Board; shall have general executive powers, as well as the specific powers conferred by these By-Laws; shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the Board of Directors.

        Section 4.2. President. The Board of Directors shall appoint one of its members to be President of the Association. In the absence of the Chairperson, the President shall preside at any meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the Office of the President, or imposed by these By-Laws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the Board of Directors.

        Section 4.3. Vice President. The Board of Directors shall appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned by the Board of Directors. One Vice President shall be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.

        Section 4.4. Secretary. The Board of Directors shall appoint a Secretary or other designated officer who shall be Secretary of the Board and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these By-Laws to be given; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of the Secretary, or imposed by these By-Laws; and shall also perform such other duties as may be assigned from time to time, by the Board of Directors.

        Section 4.5. Other Officers. The Board of Directors may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant trust officers, one or more assistant secretaries, one or more assistant treasurers, and such other officers and attorneys-in-fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the Chairperson of the Board, or the President.

        Section 4.6. Tenure of Office. The President and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the office of President shall be filled promptly by the Board of Directors.

                                    ARTICLE V
                                TRUST DEPARTMENT

        Section 5.1. Trust Department. There shall be a department of the Association known as the trust department which shall perform the fiduciary responsibilities of the Association.

        Section 5.2. Trust Officer. There shall be a trust officer of this Association whose duties shall be to manage, supervise and direct all the activities of the trust department. Such person shall do or cause to be done all things necessary or proper in carrying on the business of the trust department according to provisions of law and applicable regulations; and shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. The trust officer shall be responsible for all assets and documents held by the Association in connection with fiduciary matters. The Board of Directors may appoint other officers of the trust department as it may deem necessary, with such duties as may be assigned.

        Section 5.3. Trust Investment Committee. There shall be a trust investment committee of this Association composed of two members, who shall be capable and experienced officers and directors of the Association. All investments of funds held in a fiduciary capacity shall be made, retained or disposed of only with the approval of the trust investment committee; and the committee shall keep minutes of all its meetings, showing the disposition of all matters considered and passed upon by it. The committee shall, promptly after the acceptance of an account for which the bank has investment responsibilities, review the assets thereof, to determine the advisability of retaining or disposing of such assets. The committee shall conduct a similar review at least once during each calendar year thereafter and within 15 months of the last review. A report of all such reviews, together with the action taken as a result thereof, shall be noted in the minutes of the committee.

        Section 5.4. Trust Audit Committee. The Board of Directors shall appoint a committee of two Directors, exclusive of any active officer of the Association, which shall, at least once during each calendar year within fifteen months of the last such audit make suitable audits of the Trust Department or cause suitable audits to be made by auditors responsible only to the Board of Directors, and at such time shall ascertain whether the department has been administered in accordance with law, 12 Code of Federal Regulations, Section 9, and sound fiduciary principles.

        Section 5.5. Trust Department Files. There shall be maintained in the Trust Department files containing all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

        Section 5.6. Trust Investments. Funds held in a fiduciary capacity shall be invested in accordance with the instrument establishing the fiduciary relationship and appropriate local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the bank a discretion In the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under appropriate local law.

                                   ARTICLE VI
                           STOCK AND STOCK CERTIFICATE

        Section 6.1. Transfers. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.

        Section 6.2. Stock Certificates. Certificates of stock shall bear the signature of the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.

                                   ARTICLE VII
                                 CORPORATE SEAL

        The President, the Cashier, the Secretary or any Assistant Cashier or Assistant Secretary, or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

                                  (Impression)
                                     ( of )
                                    ( Seal )


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

        Section 8.1. Fiscal Year. The Fiscal Year of the Association shall be the calendar year.

        Section 8.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the Chairperson of the Board, or the President, or any Vice President, or the Secretary, or the Cashier, or, if in connection with exercise of fiduciary powers of the Association, by any of said officers or by any Trust Officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 8.2. are supplementary to any other provision of these By-Laws.

        Section 8.3. Records. The Articles of Association, the By-Laws and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, or other officer appointed to act as Secretary of the meeting.

                                   ARTICLE IX
                                     BY-LAWS

        Section 9.1. Inspection. A copy of the By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the Main Office of the Association, and shall be open for inspection to all shareholders, during banking hours.

        Section 9.2. Amendments. The By-Laws may be amended, altered or repealed, at any regular meeting of the Board of Directors, by a vote of a majority of the total number of the Directors.

                                    EXHIBIT 6


                               CONSENT OF TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue by Provident Home Equity Loan Trust 2000-A, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange commission upon request therefor.


June 27, 2000

                 Bankers Trust Company of California, N.A.
                 By:
                    --------------------------------------
                 Hermi Alignay
                 Assistant Secretary

                                   EXHIBIT 7

         A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.



Bankers Trust Company Of California, National Association             Call Date:  06/30/2000  FFIEC 033
300 South Grand Avenue                                                                        Page RC-1
Los Angeles, CA  90071
FDIC Certificate No.  26732

             CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
                AND STATE CHARTED SAVINGS BANKS FOR JUNE 30, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                           SCHEDULE RC - BALANCE SHEET

                                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------
ASSETS
1.       Cash and balances due from depository institutions (from Schedule RC-A):
         a.       Noninterest-bearing balances and currency and coin(1)......................           11,985  1.a.
         b.       Interest-bearing balances(2)...............................................           34,000  1.b.
2.       Securities:
         a.       Held-to-maturity securities (from Schedule RC-B, column A).................                0  2.a.
         b.       Available-for-sale securities (from Schedule RC-B, column D)...............           68,400  2.b.
3.       Federal funds sold and securities purchased under agreements to resell..............                0  3.
4.       Loans and lease financing receivables:
         a.       Loans and leases, net of unearned income (from Schedule RC-C)..       0                       4.a.
         b.       LESS:  Allowance for loan and lease losses.....................       0                       4.b.
         c.       LESS:  Allocated transfer risk reserve.........................       0                       4.c.
         d.       Loans and leases, net of unearned income, allowance, and reserve
                  (item 4.a minus 4.b and 4.c)...............................................                0  4.d.
5.       Trading assets......................................................................                0  5.
6.       Premises and fixed assets (including capitalized leases)............................            9,567  6.
7.       Other real estate owned (from Schedule RC-M)........................................                0  7.
8.       Investments in unconsolidated subsidiaries and associated companies
         (from Schedule RC-M)................................................................                0  8.
9.       Customers' liability to this bank on acceptances outstanding........................                0  9.
10.      Intangible assets (from Schedule RC-M)..............................................           12,238  10.
11.      Other assets (from Schedule RC-F)...................................................            3,851  11.
12.      Total assets (sum of items 1 through 11)............................................          140,041  12.
                                                                                                  -------------

--------------------
(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held for trading.

Bankers Trust Company Of California, National Association              Call Date:  06/30/2000  FFIEC 033
300 South Grand Avenue.....                                                                    Page RC-2
Los Angeles, CA  90071
FDIC Certificate No.  26732

                                                        SCHEDULE RC - CONTINUED

                                                                     Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.               Deposits:
         a.       In domestic offices (sum of totals of columns A and C from Schedule RC-E)..                0  13.a.
                  (1)      Noninterest bearing(1)................................       0                       13.a.(1)
                  (2)      Interest-bearing......................................       0                       13.a.(2)
         b.       In foreign offices, Edge and Agreement subsidiaries, and IBFs..............
                  (1)      Noninterest-bearing...............................................
                  (2)      Interest-bearing..................................................
14.      Federal funds purchased and securities sold under agreements to repurchase..........                0  14
15.      a.       Demand notes issued to the U.S. Treasury...................................                0  15.a.
         b.       Trading liabilities........................................................                0  15.b.
16.      Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
         a.       With a remaining maturity of one year or less..............................                0  16.a.
         b.       With a remaining maturity of more than one year through three years........                0  16.b.
         c.       With a remaining maturity of more than three years.........................                0  16.c.
17.      Not applicable

18.      Bank's liability on acceptances executed and outstanding............................                0  18.
19.      Subordinated notes and debentures(2)................................................                0  19.
20.      Other liabilities (from Schedule RC-G)..............................................           22,340  20.
21.      Total liabilities (sum of items 13 through 20)......................................           22,340  21.
22.      Not applicable

EQUITY CAPITAL

23.      Perpetual preferred stock and related surplus.......................................                0  23.
24.      Common stock........................................................................           50,000  24.
25.      Surplus (exclude all surplus related to preferred stock)............................           50,000  25.
26.      a.       Undivided profits and capital reserves.....................................           18,003  26.a.
         b.       Net unrealized holding gains (losses) on available-for-sale securities.....            (302)  26.b.
         c.       Accumulated net gains (losses) on cash flow hedges.........................                0  26.c.
27.      Cumulative foreign currency translation adjustments.................................
28.      Total equity capital (sum of items 23 through 27)...................................          117,701  28.
29.      Total liabilities and equity capital (sum of items 21 and 28).......................          140,041  29.
                                                                                                  -------------

Memorandum
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1. Indicate in the box at the right the number of the statement below that best                     Number
   describes the most comprehensive level of auditing work performed for the
   bank by independent external auditors as of any date during 1999..........................         N/A   M.1

1  =  Independent audit of the bank conducted in accordance       4  =  Directors' examination of the bank performed by other
      with generally accepted auditing standards by a                   external auditors (may be required by state chartering
      certified public accounting firm which submits a                  authority)
      report on the bank                                          5  =  Review of the bank's financial statements by external
2  =  Independent audit of the bank's parent holding company            auditors
      conducted in accordance with generally accepted audit-      6  =  Compilation of the bank's financial statements by
      ing standards by a certified public accounting firm               external auditors
      which submits a report on the consolidated holding          7  =  Other audit procedures (excluding tax preparation work)
      company (but not on the bank separately)                    8  =  No external audit work
3  =  Directors' examination of the bank conducted in accor-
      dance with generally accepted auditing standards by a
      certified public accounting firm (may be required by
      state chartering authority)

--------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)      Includes limited-life preferred stock and related surplus.